UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

CAS MEDICAL SYSTEMS, INC.

(Name of Registrant As Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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*** YOUR IMMEDIATE ATTENTION REQUIRED ***
Dear Stockholder:
Time is of the essence. The CAS MEDICAL SYSTEMS, INC. (“CASMED”) Special Meeting of stockholders will be held on April 18, 2019 to consider three proposals including a proposal to adopt the Agreement and Plan of Merger, dated as of February 11, 2019, by and among CASMED, Edwards, and Merger Sub. (as disclosed in the proxy statement previously sent to you).
If the merger is completed, you will be entitled to receive $2.45 in cash, without interest or dividend thereon and less any applicable withholding taxes, for each share of CASMED common stock you own as of the date of the merger.
Your Vote is Critical, No Matter How Many Shares You Hold
Not Voting Will Have the Same Effect as a Vote Against the Merger Proposal
CASMED has a broadly dispersed stockholder base and the merger proposal requires a favorable vote of a majority of the voting equity. No matter how many shares you hold, your vote is critical!
In addition, if you hold shares in broker name, your broker cannot vote your shares unless you provide your broker specific instructions for your shares to be voted.
Your Board Recommends You Vote “FOR” All Proposals
After careful consideration, your board of directors, by unanimous vote, approved and declared advisable the execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement, including the merger, and determined that entering into the merger agreement and consummating the merger are in the best interests of CASMED’s stockholders.
Your board of directors recommends that you vote “FOR” the proposal to adopt the merger agreement, “FOR” the proposal to adjourn the special meeting, if necessary, and “FOR” the non-binding advisory proposal to approve the golden parachute compensation payable to CASMED’s named executive officers in connection with the merger.
The fastest and easiest way to vote is by telephone or over the Internet.
Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter. Alternatively, you may sign and return the enclosed voting form in the envelope provided.
PLEASE VOTE TODAY!
If you have any questions or require any assistance with respect to voting your shares, please contact Morrow Sodali, CASMED’s proxy solicitor, at the phone number or email listed below:
Call Toll Free: (800) 662 - 5200 Email: CASM.info@morrowsodali.com
The proxy statement filed with the Securities and Exchange Commission provides you with detailed information about the proposals and related matters. You are encouraged to carefully read the entire proxy statement and other relevant documents filed or to be filed by CASMED with the Securities and Exchange Commission in their entirety.